                                                                 Exhibit 99.8

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The board of directors of CIT is currently comprised of five directors:
Albert R. Gamper, Jr., Joseph M. Leone, John F. Fort, III, Mark H. Swartz and
J. Bradford McGee. Albert R. Gamper, Jr. is President and Chief Executive Officer of CIT. Joseph M. Leone is Executive Vice President and Chief Financial Officer of CIT. At the request of Tyco's board of directors, Mr. Fort has assumed primary executive responsibilities of Tyco during an interim period. Mark H. Swartz is Executive Vice President and Chief Financial Officer and a director of Tyco. J. Bradford McGee is Executive Vice President of Tyco International (US) Inc.

    Concurrent with the offering of our common stock, all of the current directors, except for Mr. Gamper, will resign from the board of directors and Tyco Capital, as the sole stockholder, will elect six new independent directors, so that as of the offering date, we will have the six directors identified below, plus one additional director to be named after the offering. The directors will serve for a term of one year, or until the next annual meeting of stockholders, and until their successors are elected and qualified. Only our board of directors may change the authorized number of directors. Following the offering, Tyco will not have representation on our board of directors.

    The information set forth below was provided to CIT by the directors. CIT knows of no family relationship among any of CIT's directors, executive officers or persons currently expected to become directors or executive officers. Certain directors are also directors or trustees of privately held businesses or not-for-profit entities that are not referred to below.

    The following table sets forth information as of March 31, 2002, regarding persons whom we expect to serve as our directors immediately following the offering.

NAME                                     AGE                              POSITION
----                                   --------   --------------------------------------------------------
Albert R. Gamper, Jr.................     60      President & Chief Executive Officer of CIT

John S. Chen(1)......................     46      Chairman, President and Chief Executive Officer of
                                                  Sybase, Inc.

William A. Farlinger(2)..............     72      Chairman of Ontario Power Generation Inc.

Hon. Thomas H. Kean(1)...............     66      President, Drew University and Former Governor of New
                                                  Jersey

Edward J. Kelly, III(2)..............     48      President and Chief Executive Officer, Mercantile
                                                  Bankshares Corporation

Peter J. Tobin(2)....................     58      Dean, Peter J. Tobin College of Business, St. John's
                                                  University

------------------------------

(1)  Expected to serve as a member of the Compensation and Governance Committee.

(2)  Expected to serve as a member of the Audit Committee.

    ALBERT R. GAMPER, JR. has served as President and Chief Executive Officer since June 2001, as Chairman, President and Chief Executive Officer from January 2000 to May 2001, as President and Chief Executive Officer from December 1989 to January 2000 and as a Director since May 1984. As of the offering date, Mr. Gamper will also be named Chairman of the Board of Directors. From May 1987 to December 1989, Mr. Gamper served as Chairman and Chief Executive Officer. Prior to December 1989, Mr. Gamper also held a number of executive positions at Manufacturers Hanover Corporation, a prior owner of CIT, where he had been employed since 1962. Mr. Gamper is a director of Public Service Enterprise Group Incorporated, Chairman of the Board of Directors of St. Barnabas Corporation and a member of the Board of Trustees of Rutgers University.

    JOHN S. CHEN served as a Director of CIT from October 2000 to June 1, 2001. Mr. Chen has served as Chairman, President and Chief Executive Officer of Sybase, Inc., a software developer, since August 1997. From 1991 to 1997,
Mr. Chen served in a variety of positions with Siemens Nixdorf and with Pyramid Technology Corporation, which was acquired by Siemens Nixdorf in 1995, including as Executive Vice President of Pyramid in 1991, as President and Chief Operating Officer and a director of Pyramid in 1993 and President and Chief Executive Officer of Siemens Nixdorf's Open Enterprise Computing Division in 1996.
Mr. Chen is also a director of Sybase, Inc.

    WILLIAM A. FARLINGER served as a Director of CIT from November 1999 to June 1, 2001. Mr. Farlinger has served as Chairman of Ontario Power
Generation Inc. (formerly Ontario Hydro) since November 1995, including as Chairman, President and Chief Executive Officer from August 1997 to March 1998. Prior to joining Ontario Hydro, Mr. Farlinger spent his entire business career with the accounting and management consulting firm of Ernst & Young, Canada, including serving as Chairman and Chief Executive Officer from 1987 to 1994.

    HON. THOMAS H. KEAN  served as a Director of CIT from November 1999 to
June 1, 2001. Mr. Kean has served as President of Drew University since
February 1990, and is a former Governor of the State of New Jersey. He is also a director of Amerada Hess Corporation, ARAMARK Corporation, Fiduciary Trust Co. International, The Pepsi Bottling Group and UnitedHealth Group Inc. Mr. Kean is also a director of The Robert Wood Johnson Foundation, a non-profit foundation.

    EDWARD J. KELLY, III  did not previously serve as a Director of CIT.
Mr. Kelly has served as President and Chief Executive Officer and a director of Mercantile Bankshares Corporation since March 2001. Mr. Kelly served as Managing Director of J.P. Morgan Chase, and one of its predecessors, J.P. Morgan, from February 1996 to February 2001, as General Counsel and Secretary of J.P. Morgan from November 1994 to January 1996, and is a former partner in the New York law firm of Davis Polk & Wardwell. Mr. Kelly is also a director of Constellation Energy Group, The Adams Express Company and Petroleum & Resources Corporation and Hartford Financial Services Group.

    PETER J. TOBIN served as a Director of CIT from May 1984 to June 1, 2001. Mr. Tobin has been Dean of the Peter J. Tobin College of Business at St. John's University since August 1998. From March 1996 to December 1997, Mr. Tobin was Chief Financial Officer of The Chase Manhattan Corporation. From January 1992 to March 1996, Mr. Tobin served as Chief Financial Officer of Chemical Banking Corporation, a predecessor of The Chase Manhattan Corporation, and prior to that he served in a number of executive positions at Manufacturers Hanover Corporation, a predecessor of Chemical Banking Corporation. He is a director of AXA Financial (formerly The Equitable Companies Incorporated), Alliance Capital Management, L.P., a subsidiary of AXA Financial that manages mutual funds, and H.W. Wilson, a publishing company.

BOARD COMMITTEES

    Our board of directors will establish an audit committee and a compensation and governance committee. The audit committee will be comprised of three independent directors and the compensation and governance committee will be comprised of three independent directors. The board of directors may appoint additional committees at its discretion.

AUDIT COMMITTEE

    The audit committee will conduct its duties consistent with a written charter, which will include:

    - recommending independent public accountants to our board of directors for selection, subject to ratification by our stockholders;

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    - monitoring the integrity of our financial accounting and reporting process and systems of internal controls;

    - monitoring the independence and performance of our independent auditors and internal audit department;

    - reviewing our corporate compliance policies and monitoring compliance with our Code of Business Ethics and other compliance policies, including reviewing any significant cases of employee conflict of interest or misconduct; and

    - reporting to our board of directors as appropriate.

    Following the offering, it is expected that Peter J. Tobin (Chairman), William A. Farlinger and Edward J. Kelly, III will serve as members of the audit committee. We intend to maintain a charter for our audit committee that will comply with all SEC and New York Stock Exchange requirements.

COMPENSATION AND GOVERNANCE COMMITTEE

    The compensation and governance committee will conduct its duties consistent with a written charter, which will include:

    - considering and approving salaries, bonuses and stock-based compensation for certain executive officers;

    - administering and making awards under the Long-Term Equity Compensation Plan;

    - identifying and recommending qualified candidates to fill CIT board of directors and committee positions;

    - overseeing corporate governance, including reviewing the structure, duties, membership and functions of the board of directors and its committees; and

    - reporting to our board of directors as appropriate.

    Following the offering, it is expected that Hon. Thomas H. Kean (Chairman), John S. Chen and one additional independent director will serve as members of the compensation and governance committee.

COMPENSATION AND GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    We do not anticipate any interlocking relationships between any member of our compensation and governance committee and any of our executive officers that would require disclosure under the rules of the SEC.

EXECUTIVE OFFICERS

    The following table sets forth information as of March 31, 2002, regarding our executive officers, other than Mr. Gamper, who is listed above as director. The executive officers were appointed by and hold office at the discretion of the board of directors.

NAME                                     AGE                            POSITION(1)
----                                   --------   --------------------------------------------------------
Thomas L. Abbate.....................     56      Executive Vice President and Chief Risk Officer

John D. Burr.........................     58      Group Chief Executive Officer, Equipment Financing

Thomas B. Hallman....................     49      Group Chief Executive Officer, Specialty Finance

Robert J. Ingato.....................     41      Executive Vice President and General Counsel

Joseph M. Leone......................     48      Executive Vice President and Chief Financial Officer

Lawrence A. Marsiello................     51      Group Chief Executive Officer, Commercial Finance

David D. McKerroll...................     42      Group Chief Executive Officer, Structured Finance

Nikita Zdanow........................     64      Group Chief Executive Officer, Capital Finance

------------------------------

(1) Certain executive officers are also directors or trustees of privately held or not-for-profit organizations that are not referred to below.

    THOMAS L. ABBATE has served as CIT's Executive Vice President and Chief Risk Officer since July 2000. Previously, Mr. Abbate served as Executive Vice President of Credit Risk Management of CIT since October 1999 and as Executive Vice President and Chief Credit Officer of Equipment Financing, a business unit of CIT, since August 1991. Prior to August 1991, Mr. Abbate held a number of executive positions with CIT and with Manufacturers Hanover Corporation, where he had been employed since 1973.

    JOHN D. BURR has served as Group Chief Executive Officer of CIT's Equipment Financing Group since June 2001. Mr. Burr served as President of Equipment Financing/North American Construction and Transportation division since 1999 and Executive Vice President of Equipment Financing since 1983, and held a number of other management and executive positions at CIT since 1967.

    THOMAS B. HALLMAN has served as Group Chief Executive Officer of CIT's Specialty Finance Group since July 2001. Previously, Mr. Hallman served as Chief Executive Officer of the Consumer Finance business unit, the home equity unit of Specialty Finance, since joining CIT in 1995, and held a number of senior management positions with other financial services firms prior to 1995.

    ROBERT J. INGATO has served as CIT's Executive Vice President and General Counsel since June 2001. Previously, Mr. Ingato served as Executive Vice President and Deputy General Counsel since November 1999, as Executive Vice President of Newcourt Credit Group, Inc., which was acquired by CIT, since January 1998, as Executive Vice President and General Counsel of AT&T Capital Corporation, a predecessor of Newcourt, since 1996, and in a number of other legal positions with AT&T Capital since 1988.

    JOSEPH M. LEONE has served as CIT's Executive Vice President and Chief Financial Officer since July 1995. Previously, Mr. Leone served as Executive Vice President of Sales Financing, a business unit of CIT, from June 1991, Senior Vice President and Controller since March 1986, and in a number of other executive positions with Manufacturers Hanover Corporation since May 1983.

    LAWRENCE A. MARSIELLO has served as Group Chief Executive Officer of CIT's Commercial Finance Group since August 1999. Previously, Mr. Marsiello served as Chief Executive Officer of the Commercial Services business unit, the factoring unit of Commercial Finance, since August 1990, and in a number of other executive positions with CIT and Manufacturers Hanover Corporation, where he had been employed since 1974.

    DAVID D. MCKERROLL has served as Group Chief Executive Officer of CIT's Structured Finance Group since November 1999. Previously, Mr. McKerroll served as President of Newcourt Capital, a division of Newcourt Credit Group Inc., and was one of the founders of Newcourt Credit Group Inc., which he joined in 1987.

    NIKITA ZDANOW has served as Group Chief Executive Officer of CIT's Capital Finance Group since 1985, and has served in a number of other executive positions since joining CIT in 1960.

DIRECTOR COMPENSATION

    Director remuneration consists principally of cash and an award of stock options.

    Non-employee directors of CIT are paid an annual retainer of $50,000. Each year the non-employee directors may make an election to receive some or all of this annual cash remuneration in one or more of the following forms:

    - Cash

    - Stock Options

    - Restricted Stock

    The number of shares of common stock underlying options a director may elect to receive instead of cash remuneration is calculated using the Black-Scholes option pricing model. The options that directors elect to receive in lieu of the cash component of their compensation are immediately vested, but not exercisable until one year following the date of grant. These options will have a term of ten years. Any amount elected to be received in restricted stock will be converted to shares of common stock with a market value equal to the closing price of common stock on the day awarded. The restrictions on the restricted stock will lapse on the first anniversary of the grant date.

    The option component of remuneration provides for annual grants of stock options having a Black-Scholes value of $35,000 for directors generally, except that the committee chairmen are entitled to grants with a $45,000 valuation. At the time of appointment to the board of directors, non-employee directors are each awarded a grant of stock options to acquire 10,000 shares of our common stock. The option component of director remuneration and the options granted at the time of appointment become vested and exercisable in three equal, annual installments. These options will have a term of ten years.

    Directors who are also our employees do not receive any fees or other compensation for service on our board of directors or its committees. We will reimburse directors for reasonable out-of-pocket expenses incurred in attending board or committee meetings.

    For fiscal 2002, all directors to be appointed concurrent with this offering, other than Mr. Gamper, will receive the new director grant of 10,000 options, plus a pro rata portion of the annual retainer and a pro rata grant of annual stock options.

EXECUTIVE COMPENSATION

    The table below sets forth the annual long-term compensation, including bonuses and deferred compensation, of the executive officers named below (which we refer to as our Named Executive Officers) for services rendered in all capacities to CIT during the fiscal years ended September 30, 2001 and December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE
                                 (U.S. DOLLARS)

                                                               ANNUAL COMPENSATION              LONG TERM COMPENSATION AWARDS
                                                        ---------------------------------   -------------------------------------
                                                                                  OTHER
                                                                                 ANNUAL     RESTRICTED    SECURITIES    ALL OTHER
NAME AND PRINCIPAL                                                               COMPEN-       STOCK      UNDERLYING     COMPEN-
POSITIONS                                    YEAR        SALARY     BONUS(1)    SATION(2)    AWARDS(3)    OPTIONS(4)    SATION(5)
------------------                       ------------   --------   ----------   ---------   -----------   -----------   ---------
Albert R. Gamper, Jr...................  Jan-Sep 2001   $680,769   $3,120,434    $37,208    $16,949,070    1,200,000     $ 8,250
President and Chief Executive                2000       $878,847   $  800,000    $98,188    $ 2,946,500      310,815     $41,954
Officer                                      1999       $761,534   $1,237,503    $57,577    $         0      345,350     $36,861
                                             1998       $663,471   $1,051,894    $37,778    $         0            0     $32,939

Thomas B. Hallman......................  Jan-Sep 2001   $288,846   $  605,000    $ 8,146    $ 1,490,275      200,000     $ 8,500
Group CEO                                    2000       $333,076   $  325,000    $16,692    $ 1,057,500       75,977     $20,123
Specialty Finance                            1999       $277,115   $  292,188    $ 9,210    $         0      103,605     $17,485
                                             1998       $230,000   $  217,516    $ 6,098    $         0            0     $15,600

Joseph M. Leone........................  Jan-Sep 2001   $302,308   $  580,000    $ 8,519    $ 1,659,596      200,000     $ 8,500
Executive Vice President                     2000       $358,088   $  300,000    $21,168    $   785,626       62,163     $21,124
and Chief Financial                          1999       $299,695   $  433,007    $12,267    $         0      124,326     $18,388
Officer                                      1998       $237,000   $  270,023    $ 7,813    $         0            0     $15,880

Lawrence A. Marsiello..................  Jan-Sep 2001   $313,846   $  480,000    $ 8,457    $ 1,806,375      200,000     $ 8,500
Group CEO                                    2000       $369,230   $  400,000    $24,108    $ 1,057,500       69,070     $21,569
Commercial Finance                           1999       $319,610   $  425,011    $15,834    $         0      124,326     $19,184
                                             1998       $275,002   $  302,823    $11,052    $         0            0     $17,400

Nikita Zdanow..........................  Jan-Sep 2001   $344,615   $  525,000    $ 8,549    $ 1,896,657      125,000     $ 5,100
Group CEO                                    2000       $409,238   $  400,000    $22,711    $ 1,057,500       79,431     $23,170
Capital Finance                              1999       $356,741   $  425,011    $14,437    $         0      107,059     $20,670
                                             1998       $307,008   $  302,823    $10,004    $         0            0     $18,680

------------------------------

(1) For 2001, Mr. Gamper received a cash bonus of $2,002,040, based on the performance of the Tyco Capital division of Tyco. The remainder of
    Mr. Gamper's 2001 bonus was payable in Tyco common shares. The number of shares awarded was also based on the performance of Tyco Capital.
    Mr. Gamper received 25,020 Tyco common shares. The amount listed in the table reflects the market value on October 1, 2001, the date of grant.

    The amounts shown in the Bonus column for 2001 (other than for Mr. Gamper, as described above) and 2000 represent the cash amounts paid under CIT's annual bonus plan. The amounts shown in the Bonus column for 1999 and 1998 represent the cash amounts paid under CIT's annual bonus plan and the value of CIT common stock or common stock units received in lieu of cash. Pursuant to the CIT Long-Term Equity Compensation Plan ("ECP"), executive officers could elect to receive between 10% and 50% of their 1998 and 1999 annual bonus awards in CIT common stock or common stock units, respectively, rather than cash. The cash portion deferred was converted to shares of common stock or common stock units with a market value equal to 125% of the deferred amount. CIT paid dividends on the shares of common stock or common stock units awarded to each Named Executive Officer at the same rate applicable to all other issued and outstanding shares. The amounts included in the bonus column for shares issued in 1999 represent the market value on January 26, 2000 (the date of grant) of the shares of CIT common stock awarded at $19.625 per share of CIT common stock. The awards for 1999 were as follows:
    Mr. Gamper--$687,503, Mr. Hallman--$85,938, Mr. Leone--$165,007,
    Mr. Marsiello--$125,011, and Mr. Zdanow--$125,011. The amounts included in the bonus column for shares issued in 1998 represent the market value on January 29, 1999 (the date of grant) of the shares of CIT common stock awarded at $32.4375 per share of CIT common stock. The awards for 1998 were as follows: Mr. Gamper--$584,394, Mr. Hallman--$87,516,
    Mr. Leone--$150,023, Mr. Marsiello--$89,073, and Mr. Zdanow--$89,073.

(2) The payments set forth in 2001, 2000, 1999 and 1998 under Other Annual Compensation represent the dividends paid on restricted stock held in each of those years. Such dividends were payable at the same rate applicable to all other issued and outstanding shares.

(3) Restricted Stock Awards include grants made in January 2000 under a CIT Performance Accelerated Restricted Share Plan (PARS) and in June 2001 under the Tyco International Ltd. 1994 Restricted Stock Ownership Plan for Key Employees in conjunction with the acquisition of CIT by Tyco. The 2001 grants have time-based vesting of, for Mr. Gamper, 100% at the end of three years and, for the others, one-third each anniversary. In addition, shares may vest earlier under other conditions as described in the Retention Agreements described below. The values shown are based on the market value on the date of the grant. Recipients of shares have the right to vote such shares and receive dividends.

    Awards under the PARS plan vested on June 1, 2001 due to the change of control associated with CIT's acquisition by Tyco. The shares were issued at a fair market value of $20.75 per share of CIT common stock. Awards were as follows: Mr. Gamper--142,000 shares; Mr. Hallman--30,000 shares;
    Mr. Leone--30,000 shares; Mr. Marsiello--30,000 shares; Mr. Zdanow--30,000 shares.

    For the year 2000, Restricted Stock Awards also included grants made under a Special Stock Award Program to Mr. Hallman, Mr. Leone, Mr. Marsiello, and Mr. Zdanow. Payments under this plan were based on the achievement of 2000 company performance measures. Awards were in the form of restricted stock grants recommended and approved on January 24, 2001. 50% of the award vested on this date and the remaining 50% was subject to restriction until January 24, 2002, except that these shares vested on June 1, 2001 in conjunction with the acquisition of CIT by Tyco. The values of these grants are included in the Restricted Stock Awards column based on the share price on January 24, 2001 of $21.75 per share of CIT common stock.

    The number and value at September 28, 2001 of restricted stock holdings based upon the closing market price of $45.50 per share for Tyco common shares was as follows: Mr. Gamper--300,000 shares ($13,650,000), Mr. Hallman--26,378 shares ($1,200,199), Mr. Leone--29,375 shares
    ($1,336,563), Mr. Marsiello--31,973 shares ($1,454,772), and
    Mr. Zdanow--33,571 shares ($1,527,481).

(4) Options for 2000 and 1999 were awarded under The CIT Group, Inc. Long Term Equity Compensation Plan and represent CIT options that were converted to options to purchase shares of Tyco at the time of the acquisition of CIT by Tyco. Options for 2001 were awarded under the Tyco International Ltd. Long Term Incentive Plan and the Tyco International Ltd. Long Term Incentive Plan II.

(5) For 2001, 2000, 1999 and 1998, the payments set forth under "All Other Compensation" include the matching employer contribution to each participant's account and the employer flexible retirement account contribution to each participant's flexible retirement account under The CIT Group, Inc. Savings Incentive Plan (the "CIT Savings Plan"). We made the matching employer contributions pursuant to a compensation deferral feature of the CIT Savings Plan under Section 401(k) of the Internal Revenue Code of 1986. In 2001, they were as follows: Mr. Gamper--$8,250,
    Mr. Hallman--$8,500, Mr. Leone--$8,500, Mr. Marsiello--$8,500, and
    Mr. Zdanow--$5,100. In 2000 each of the Named Executive Officers received a contribution of $6,800 under the employer match and a contribution of $6,800 under the employer flexible retirement account. In 1999 and 1998, each of the Named Executive Officers received a contribution of $6,400 under the employer match and a contribution of $6,400 under the employer flexible retirement account. The payments set forth under "All Other Compensation" also included contributions to each participant's account under The CIT Group, Inc. Supplemental Savings Plan (the "CIT Supplemental Savings Plan"), which is an unfunded non-qualified plan. For 2000, they were as follows:
    Mr. Gamper--$28,354, Mr. Hallman--$6,523, Mr. Leone--$7,524,
    Mr. Marsiello--$7,969, and Mr. Zdanow--$9,570. For 1999, they were as follows: Mr. Gamper--$24,061, Mr. Hallman--$4,685, Mr. Leone--$5,588,
    Mr. Marsiello--$6,384, and Mr. Zdanow--$7,870. For 1998, they were as follows: Mr. Gamper--$20,139, Mr. Hallman--$2,800, Mr. Leone--$3,080,
    Mr. Marsiello--$4,600, and Mr. Zdanow--$5,880.

STOCK OPTION AWARDS DURING FISCAL 2001

    The following table sets forth awards of stock options to the Named Executive Officers in fiscal 2001. All stock options awarded during fiscal 2001 were awarded under the Tyco International Ltd. Long Term Incentive Plan or the Tyco International Ltd. Long Term Incentive Plan II and represent options to acquire Tyco common shares.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                             NUMBER OF     PERCENT OF TOTAL   EXERCISE
                                                            SECURITIES       OPTIONS/SARS        OR
                                                            UNDERLYING        GRANTED TO        BASE                  GRANT DATE
                                               DATE OF     OPTIONS/SARS      EMPLOYEES IN      PRICE     EXPIRATION     PRESENT
NAME                                            GRANT       GRANTED(1)      FISCAL YEAR(2)     ($/SH)       DATE       VALUE(3)
----                                          ----------   -------------   ----------------   --------   ----------   -----------
Albert R. Gamper, Jr. ......................  06/01/2001     1,200,000            3.6%         $56.50    5/31/2011    $19,788,000
President and Chief Executive
Officer

Thomas B. Hallman ..........................  06/01/2001       200,000            0.6%         $56.50    5/31/2011     $3,200,000
Group CEO
Specialty Finance

Joseph M. Leone ............................  06/01/2001       200,000            0.6%         $56.50    5/31/2011     $3,200,000
Executive Vice President
and Chief Financial Officer

Lawrence A. Marsiello ......................  06/01/2001       200,000            0.6%         $56.50    5/31/2011     $3,200,000
Group CEO
Commercial Finance

Nikita Zdanow ..............................  06/01/2001       125,000            0.4%         $56.50    5/31/2011     $2,000,000
Group CEO
Capital Finance

------------------------------

(1) For Mr. Gamper, one-third of the stock options vest on each of the first, second and third anniversary of the date of the grant. For Mr. Hallman, Mr. Leone, Mr. Marsiello, and Mr. Zdanow, all stock options fully vest on the third anniversary of the date of the grant. In addition, these options may vest earlier under other conditions as described in the Retention Agreements described below.

(2) Represents the percentage of all options granted in fiscal 2001 under the Tyco International Ltd. Long Term Incentive Plan and the Tyco
    International Ltd. Long Term Incentive Plan II.

(3) The options were granted at an exercise price equal to the market price of Tyco's common shares on the date of grant. The ultimate value of the options will depend on the future market price of Tyco's common shares, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of Tyco's common shares over the exercise price on the date the option is exercised. The values shown are based on the Black-Scholes option pricing model, which is a method of calculating a theoretical value of the options based upon a mathematical formula using certain assumptions. For this calcuation, the following assumptions were used: an assumed life of three years; interest rate of 4.58%, which represents the yield of a zero coupon Treasury strip with a maturity date similar to the assumed exercise period; assumed annual volatility of underlying shares of 38.6%, calculated based on 36 months of historical Tyco share price movement; quarterly dividend payment of $0.0125 per share; and the vesting schedule indicated for the grant.

    The following table gives additional information on options exercised in fiscal 2001 by the Named Executive Officers and on the number and value of options held by Named Executive Officers at September 30, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES
                                 (U.S. DOLLARS)

                                                                NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                     OPTIONS AT              OPTIONS AT
                                                                 SEPTEMBER 30, 2001      SEPTEMBER 30, 2001
                                     SHARES                    ----------------------   --------------------
                                    ACQUIRED        VALUE          EXERCISABLE /           EXERCISABLE /
NAME                               ON EXERCISE    REALIZED         UNEXERCISABLE           UNEXERCISABLE
----                               -----------   -----------   ----------------------   --------------------
Albert R. Gamper, Jr. ...........    518,025     $16,056,869    565,822 / 1,200,000      $2,876,819 / $0
President and
Chief Executive Officer

Thomas B. Hallman ...............    248,239      $5,950,636        0 / 200,000              $0 / $0
Group CEO
Specialty Finance

Joseph M. Leone .................    117,419      $3,661,881     148,225 / 200,000        $575,072 / $0
Executive Vice President
and Chief Financial Officer

Lawrence A. Marsiello ...........    124,326      $3,752,445     170,188 / 200,000        $715,855 / $0
Group CEO
Commercial Finance

Nikita Zdanow ...................     20,000        $719,000     255,314 / 125,000       $2,913,226 / $0
Group CEO
Capital Finance

    The options reported are non-qualified stock options to purchase common shares awarded under The CIT Group, Inc. Long-Term Equity Compensation Plan, the Tyco International Ltd. Long Term Incentive Plan, and the Tyco
International Ltd. Long Term Incentive Plan II. The number of options shown, as well as the exercise price of those granted under The CIT Group, Inc. Long-Term Equity Compensation Plan, have been converted to reflect the conversion to options to purchase common shares of Tyco as a result of Tyco's acquisition of CIT. The exercise price of the options ranges from $20.36 to $56.50 per share and the closing trading price on the New York Stock Exchange of Tyco common shares at September 28, 2001 was $45.50.

TREATMENT OF TYCO OPTIONS AND TYCO RESTRICTED SHARES HELD BY CIT EMPLOYEES

    Except as otherwise provided below, the terms and conditions of Tyco options and Tyco restricted shares issued by Tyco on or after June 1, 2001 held by CIT employees will not be adjusted or amended in connection with this offering. Therefore, all vested options issued by Tyco on or after June 1, 2001 held by CIT employees will expire 90 days or, if applicable, another time period as stated in the relevant agreement, after the offering date and all unvested options will expire immediately upon consummation of this offering.

    All outstanding options originally issued to CIT employees and directors under CIT's equity compensation plans prior to CIT's acquisition by Tyco on June 1, 2001, and which were converted to options to purchase common shares of Tyco ("Former CIT Options"), will be substituted with a number of vested options to purchase common stock of CIT and Tyco will have no further obligation with regard to these Former CIT Options upon consummation of this offering. The only exception to this treatment is that for any active employee with Former CIT Options that is working for Tyco as of the date of this offering, the Former CIT Options will remain Tyco options. As of July 1, 2002, there were Former CIT Options outstanding to purchase 6,695,582 Tyco common shares with exercise prices ranging from $20.36 to $98.77 per share.

    In February 2002, Tyco made stock option grants under the Tyco International Ltd. Long Term Incentive Plan and the Tyco International Long Term Incentive Plan II to certain officers and employees of Tyco and its subsidiaries, including CIT. Options to purchase a total of 1,232,421 Tyco common shares with an exercise price of $23.8345 were granted to 545 CIT employees, including awards to the following executive officers: Albert R. Gamper, Jr.--200,000 shares, Thomas B. Hallman--50,000 shares, Joseph M. Leone--50,000 shares, Lawrence A. Marsiello--50,000 shares, and Nikita Zdanow--50,000 shares. In connection with this offering, all outstanding unvested Tyco options granted in February 2002 that are held by CIT employees will be substituted with a number of unvested options to purchase common stock of CIT, which will be issued under the CIT Group Inc. Long-Term Equity Compensation Plan. Of these options, there were options to purchase 1,229,671 Tyco common shares outstanding as of July 1, 2002.

    The exercise price of a substituted CIT option will be calculated according to the following formula:

    E(CIT) = E(Tyco) X P(IPO)
                       -------
                       P(Tyco)

In this formula, E(CIT) is the exercise price of the substituted CIT option; E(Tyco) is the exercise price of the corresponding Tyco option; P(IPO) is the initial public offering price of the CIT common stock; and P(Tyco) is the closing price of a Tyco share on the trading day immediately prior to the first trading day of the CIT shares. This formula yields a ratio of the exercise price of the substituted CIT option to the initial public offering price of a share of CIT common stock that is the same as the ratio of the exercise price of the corresponding Tyco option to the market price of a Tyco share just prior to the offering.

    The number of shares of CIT common stock issuable upon exercise of the substituted CIT option will be calculated according to the following formula:

    N(CIT) = N(Tyco) X S(Tyco)
                       -------
                       S(CIT)

In this formula, N(CIT) is the number of shares of CIT common stock issuable upon exercise of the substituted CIT option; N(Tyco) is the number of Tyco shares issuable upon exercise of the corresponding Tyco option; S(Tyco) is the "spread" of the Tyco option just prior to the offering, that is the difference (be it positive or negative) of the closing price of a Tyco share on the trading day immediately prior to the first trading day of the CIT shares less the exercise price of the Tyco option; and S(CIT) is the initial "spread" of the CIT option, that is the difference (be it positive or negative) of the initial public offering price of the CIT common stock less the exercise price of the CIT option. This formula yields a "total intrinsic value" for the substituted CIT option immediately following the offering that is the same, except for slight differences due to rounding, as the "total intrinsic value" of the corresponding Tyco option immediately prior to the offering. By "total intrinsic value" of an option, we mean the spread (be it positive or negative) of that option, which is a measure of its worth on a per share basis, multiplied by the number of shares subject to the option.

    For example, assume that a CIT employee has a Former CIT Option to acquire 100 Tyco shares at $25.00 per share and was granted an option to acquire 100 Tyco shares in February 2002. Based on the $23.00 initial public offering price per share of the CIT common stock and the $13.75 closing price per

Tyco share on July 1, 2002, the employee would be issued substituted CIT options for his or her Tyco options as follows:

                                        EXERCISE PRICE OF SUBSTITUTED   NUMBER OF CIT SHARES ISSUABLE UPON
                                                 CIT OPTION             EXERCISE OF SUBSTITUTED CIT OPTION
                                        -----------------------------   ----------------------------------
Former CIT Option (vested)............  $25.00 X ($23.00/$13.75)        100 X ($13.75-$25.00)/
                                        or $41.82 per share             ($23.00-$41.82) or 59 shares
February 2002 Tyco option
  (unvested)..........................  $23.8345 X ($23.00/$13.75) or   100 X ($13.75-$23.8354)/
                                        $39.87 per share                ($23.00-$39.87) or 59 shares

The vesting schedule for the CIT options substituted for the February 2002 Tyco options and all of the other terms and conditions will be substantially similar to those of the February 2002 Tyco options. The terms and conditions of the CIT options substituted for the Former CIT Options will be substantially similar to those of the Former CIT Options. CIT will recognize a compensation expense to the extent that the exercise price of the substitute options is below the initial public offering price of the CIT shares.

    Unvested Tyco restricted shares held by persons who are CIT employees after the offering will be cancelled and replaced by the issuance of CIT restricted stock. The CIT restricted stock to be issued in lieu of the cancelled Tyco restricted shares will have the same market value (assuming no restrictions) as the market value (assuming no restrictions) of the cancelled Tyco restricted shares, in the case of Tyco shares based on the closing market price of Tyco shares on the date immediately prior to the first trading day of the CIT shares offered by this prospectus and in the case of CIT shares based on the initial public offering price. The vesting schedule will be the same and the other terms and conditions will be substantially similar to the Tyco restricted shares.

LONG-TERM EQUITY COMPENSATION PLAN

    The Company has adopted the CIT Group Inc. Long-Term Equity Compensation Plan (the "ECP"), covering directors and employees of the Company and its subsidiaries. The ECP will be administered by the board of directors and/or the compensation and governance committee of the board of directors (the "Administrator"). As described below, the board of directors has approved a special award of options effective upon the offering to each Named Executive Officer and other selected participants and non-employee directors.

    The ECP provides for the grant of annual incentive awards, incentive and non-qualified stock options, stock appreciation rights, restricted stock, performance shares and performance units (individually, an "Award," or collectively, "Awards"). The terms of the awards will be set forth in award agreements ("Award Agreements"). The Administrator of the ECP will have the discretion to select the participants to whom Awards will be granted and the type, size and terms and conditions applicable to each Award, and the authority to interpret, construe and implement the provisions of the ECP. The Administrator's decisions will be binding at all times. All awards under the ECP will be intended to constitute deductible "qualified performance-based compensation" within the meaning of Section 162(m), provided, however, that in the event the Administrator determines that such compliance is not desired with respect to an Award of Restricted Stock (as defined below), compliance with Code
Section 162(m) will not be required.

    The total number of shares of common stock that may be subject to Awards under the ECP is 26,000,000 shares. Any shares of common stock under Awards that terminate or lapse will again be available under the ECP, and any shares that are transferred or relinquished to the Company in satisfaction of this exercise price or any withholding obligation with respect to an Award will be deemed to be available for Awards under the ECP. In addition, if any Awards granted under another equity compensation plan are converted into Awards granted under the ECP in connection with a merger or other business transaction approved by the Company's stockholders, the number of shares of common stock that may be subject to Awards under the ECP will be increased by the number of shares covered by the converted Awards. Common stock issued under the ECP may be either authorized but unissued shares, treasury shares or any combination thereof.

    The maximum aggregate payout with respect to an annual incentive award in any fiscal year to any one participant shall not exceed 3% of the consolidated pre-tax earnings of the Company. The maximum aggregate number of shares of common stock that may be granted in the form of stock options, stock appreciation rights, restricted stock, or performance units/shares in any one fiscal year to any one participant is 100% of the shares available under the ECP.

    With respect to any Awards based in whole or in part on performance objectives, prior to the end of the performance period during which performance will be measured (the "Performance Period"), the Administrator of the ECP, in its discretion, may adjust the performance objectives to reflect an event that may materially affect CIT's performance including, but not limited to, market conditions, changes in accounting policies or practices, an acquisition or disposition of assets or other property by CIT, or other unusual or unplanned events.

    Set forth below is a brief description of the Awards that may be granted under the ECP:

    ANNUAL INCENTIVE AWARDS. An annual incentive award ("Annual Incentive Award") may be granted under the ECP upon such terms and conditions as may be established by the Administrator. Annual Incentive Awards may be granted in cash or in shares of equivalent value, or in a combination thereof.

    STOCK OPTIONS. Options (each an "Option") to purchase shares of common stock, which may be incentive or non-qualified stock options, may be granted under the ECP at an exercise price (the "Option Price") determined by the Administrator of the ECP in its discretion. The Option Price generally may not be less than the fair market value of the common stock on the date of grant of an Option; however, an Option granted in connection with a corporate transaction may have an Option Price equal to the value attributed to the common stock in such transaction, and an Option granted to substitute for another Option (including a Tyco option) may have an Option Price equal to the economic equivalent of the exercise price of the replaced Option. Each Option represents the right to purchase one share of common stock at the specified Option Price.

    Options will expire no later than ten years after the date on which they were granted and will become exercisable at such times and in such installments as determined by the Administrator of the ECP. Payment of the Option Price, except as set forth below, must be made in full at the time of exercise in cash or by certified or bank check. As determined by the Administrator of the ECP, payment in full or in part may also be made by tendering to CIT shares of common stock having a fair market value equal to the Option Price (or such portion thereof). The Administrator may also allow a cashless exercise of such options. No incentive stock option granted to a 10% stockholder of CIT shall be exercisable later than the fifth anniversary of the date of the grant.

    STOCK APPRECIATION RIGHTS. An Award of a stock appreciation right ("SAR") may be granted under the ECP with respect to shares of common stock. Generally, one SAR is granted with respect to one share of common stock. The SAR entitles the participant, upon the exercise of the SAR, to receive an amount equal to the appreciation in the underlying share of common stock. The appreciation is equal to the difference between (i) the "base value" of the SAR (which is determined with reference to the fair market value of the common stock on the date the SAR is granted) and (ii) fair market value of the common stock on the date the SAR is exercised. Upon the exercise of a vested SAR, the exercising participant will be entitled to receive the appreciation in the value of one share of common stock as so determined, payable at the discretion of the participant in cash, shares of common stock, or some combination thereof, subject to availability of shares of common stock to CIT.

    SARs will expire no later than ten years after the date on which they are granted. SARs become exercisable at such times and in such installments as determined by the Administrator of the ECP.

    TANDEM OPTIONS/SARS. An Option and a SAR may be granted "in tandem" with each other (a "Tandem Option/SAR"). An Option and a SAR are considered to be in tandem with each other because the exercise of the Option aspect of the tandem unit automatically cancels the right to exercise the SAR of the tandem unit, and vice versa. The Option may be an incentive stock option or non-qualified stock option, and the Option may be coupled with one SAR, more than one SAR or a fractional SAR in any proportionate relationship selected by the Administrator. Descriptions of the terms of the Option and the SAR aspects of a Tandem Option/SAR are provided above.

    RESTRICTED STOCK. An Award of restricted stock ("Restricted Stock") is an Award of common stock that is subject to such restrictions as the Administrator of the ECP deems appropriate, including forfeiture conditions and restrictions against transfer for a period specified by the Administrator of the ECP. Restricted Stock Awards may be granted under the ECP for services and/or payment of cash. Restrictions on Restricted Stock may lapse in installments based on factors selected by the Administrator of the ECP. Prior to the expiration of the restricted period, except as and only if provided by the Administrator of the ECP, a grantee who has received a Restricted Stock Award generally has the rights of a stockholder of CIT, including the right to vote and to receive cash dividends on the shares subject to the Award. Stock dividends issued with respect to a Restricted Stock Award may be treated as additional shares under such Award with respect to which such dividends are issued.

    PERFORMANCE SHARES AND PERFORMANCE UNITS. A performance share Award ("Performance Share") and/or a performance unit Award (a "Performance Unit") may be granted under the ECP. Each Performance Unit will have an initial value that is established by the Administrator of the ECP at the time of grant. Each Performance Share will have an initial value equal to the fair market value of one share of common stock on the date of grant. Such Awards may be earned based upon satisfaction of certain specified performance criteria, subject to such other terms and conditions as the Administrator of the ECP deems appropriate. Performance objectives will be established before, or as soon as practicable after, the commencement of the Performance Period. The extent to which a grantee is entitled to payment in settlement of such an Award at the end of a Performance Period will be determined by the Administrator of the ECP in its sole discretion, based on whether the performance criteria have been met and payment will be made in cash or in shares of common stock, or some combination thereof, subject to availability of shares of common stock of CIT, in accordance with the terms of the applicable Award Agreements.

    PERFORMANCE MEASURES. The Administrator may grant Awards under the ECP to eligible participants subject to the attainment of specified pre-established performance measures. The number of performance-based Awards granted under the ECP in any fiscal year is determined by the Administrator. The Administrator will adopt in writing each year, within 90 days of the beginning of such year, the applicable performance goals that must be achieved in order to receive annual performance-based Awards and, if applicable, shares of Restricted Stock, Performance Units and Performance Shares. At the time that performance goals are established by the Administrator for a year, the Administrator will establish an individual performance-based Award opportunity for such year for each participant or group of participants. A participant's individual annual performance-based Award opportunity is based on the participant's achievement of his or her performance goals during such year and may be expressed in dollars, as a percentage of base salary, or by formula. A participant's actual performance-based Award may be paid in cash, shares of common stock or a combination thereof.

    The value of performance-based Awards may be based on absolute measures or on a comparison of CIT's measures during a Performance Period to the comparable measures of a group of competitors. Measures selected by the Administrator shall be one or more of the following and, where applicable, may be measured before or after interest, depreciation, amortization, service fees, extraordinary items and/or special items: pre-tax earnings, operating earnings, after-tax earnings, return on investment, revenues or income, net income, absolute and/or relative return on equity, capital invested or assets, earnings per share, cash flow or cash flow on investments, profits, earnings growth, share price, total shareholder return, economic value added, expense reduction, customer satisfaction, and any combination of the foregoing measures as the Administrator deems appropriate.

    CHANGE OF CONTROL. Upon a Change of Control of CIT (as defined for purposes of the ECP): (i) all outstanding Options and SARs shall become immediately exercisable and will remain exercisable until the earlier of the expiration of their initial term or the second anniversary of the grantee's termination of employment with CIT; (ii) all restrictions on outstanding shares of Restricted Stock shall lapse; (iii) the performance goals with respect to all outstanding awards of Restricted Stock, Performance Shares and Performance Units will be deemed to have been fully attained for the Performance Period; and (iv) the vesting of all Awards denominated in shares of common stock will be accelerated.

    FOUNDERS' STOCK OPTION GRANTS. The board of directors has approved a grant of options to purchase shares of our common stock, effective upon the offering, to each Named Executive Officer and all other CIT employees as set forth in the following table. Each of these options will have an exercise price equal to the initial public offering price and each will have a ten-year term.

                                                               NUMBER OF SHARES
NAME                                                          UNDERLYING OPTIONS
----                                                          ------------------
Albert R. Gamper, Jr.(1)....................................       1,400,000
Thomas Hallman(1)...........................................         350,000
Joseph M. Leone(1)..........................................         425,000
Lawrence A. Marsiello(1)....................................         350,000
Nikita Zdanow(1)............................................         350,000
All Executive Officers as a Group (including those listed          3,825,000
  above)(1).................................................
All Other Employees as a Group(2)...........................       7,030,149
Non-Employee Directors(3)...................................          50,000

------------------------------
(1) These options become vested and exercisable over a period ending on the fourth anniversary of the grant date.

(2) These options become vested and exercisable over a period ending on the fourth anniversary of the grant date for certain senior executives, on the third anniversary of the grant date for most management level employees and on the first anniversary of the grant date for most non-management employees.

(3) The board of directors approved grants of options to purchase 10,000 shares for each independent director of CIT to be granted concurrent with the offering. These options become vested and exercisable over a period ending on the third anniversary of the grant date.

RETENTION AGREEMENTS

    GENERAL

    Messrs. Gamper, Hallman, Leone, Marsiello and Zdanow have retention agreements as described below. Effective upon the offering date, the retention agreements will be amended to provide that consents required to be given by the board of directors of Tyco will be required to be given by the board of directors of CIT.

    Mr. Gamper has a retention agreement that extends until June 1, 2004.
Mr. Gamper's agreement provides that he will serve as the Chief Executive Officer of CIT. The agreement provides for the payment of an annual base salary of not less than $1,000,000 (which Mr. Gamper voluntarily reduced to $900,000 from the inception of his contract through the current date) and an annual cash bonus based on performance targets. Pursuant to his employment agreement, his base salary shall be reviewed at the time all executive officers of CIT are reviewed.

    Pursuant to this agreement, Mr. Gamper was guaranteed a minimum of a $1,000,000 cash bonus on September 30, 2001 if CIT achieved mutually agreed upon financial targets. Mr. Gamper received a bonus in excess of this amount (as shown in the Summary Compensation Table) as a result of CIT's fiscal 2001 performance. Provided CIT achieves at least fifteen percent growth in its net income from the prior annual period, Mr. Gamper will receive a Special Cash Bonus of $3,000,000 on September 30, 2002.

    The agreement also provided for grants of restricted stock and stock options which are detailed in the Summary Compensation Table. The retention agreement provides for participation in all employee pension, welfare, perquisites, fringe benefit and other benefit plans generally applicable to the most senior executives of CIT and continued participation in CIT's Executive Retirement Program and all other supplemental and excess retirement plans during the retention agreement on terms no less favorable than provided immediately prior to the effective date of the agreement. Mr. Gamper is eligible to receive benefits under the CIT retiree medical and life insurance plan for the remainder of his life and the life of his spouse. In addition, Mr. Gamper is entitled to receive expense reimbursement and certain additional benefits provided to him pursuant to a prior employment agreement between Mr. Gamper and CIT dated as of November 1, 1999, which shall be provided on the same basis as such benefits were provided to Mr. Gamper prior to the effective date of the agreement.

    In addition to Mr. Gamper, Messrs. Hallman, Leone, Marsiello and Zdanow also have retention agreements that extend until June 1, 2004. Their agreements provide for the payment of an annual base salary of not less than the amount received prior to the acquisition by Tyco, to be reviewed at the time all executive officers of CIT are reviewed. Further, they are entitled to an annual bonus opportunity, as determined by the Chief Executive Officer of CIT. The retention agreements for Messrs. Hallman, Leone, Marsiello and Zdanow provide for participation in all employee pension, welfare, perquisites, fringe benefit and other benefit plans, generally available to senior executives. In addition, the agreements provide for continued participation in CIT's Executive Retirement Program and all other supplemental and excess retirement plans on terms no less favorable than provided immediately prior to the effective date of the agreement. Messrs. Hallman, Leone, Marsiello and Zdanow are also eligible to receive benefits under the CIT retiree medical and life insurance plan.

    Messrs. Hallman, Leone, Marsiello and Zdanow's agreements also provide for grants of restricted stock and stock options, details of which are provided in the Summary Compensation Table.

    TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

    If Mr. Gamper's employment is terminated by him for "good reason" or by CIT without "cause" (in each case, as these terms are defined in the retention agreement), then he is entitled to a cash payment equal to (i) the sum of his unpaid base salary through the date of termination and $1,000,000 pro rated for the portion of the year he completed in the year of his termination, (ii) three times the sum of Mr. Gamper's annual base salary plus $1 million, paid in accordance with normal payroll periods in equal installments over a period of three years, provided that Mr. Gamper continues to comply with the confidentiality and noncompete provisions of the retention agreement and,
(iii) if not already paid, the Special Cash Bonus (without regard to CIT's financial performance). Assuming the termination occurred on June 1, 2002, the amount that would be paid to Mr. Gamper pursuant to these provisions if his employment were terminated is $6,366,700, and in addition, Mr. Gamper would be entitled to the unpaid portion of his Special Cash Bonus amounting to $2,625,000. These amounts do not include any related tax payments that would be payable under the agreement. Also in such event, the restricted stock and options described above, as well as any other stock incentives then held by Mr. Gamper, will vest immediately. In addition, Mr. Gamper will be paid or provided with any amounts or benefits he is eligible to receive under any benefit plan of CIT, including the retiree medical benefits described above, and to the extent permitted under law he will be credited with age and service credit under the relevant retirement plans through June 1, 2004.

    Mr. Gamper's retention agreement provides that he will not, during the retention period and for two years after the date of termination (three years in the case of termination by CIT without "cause" or by Mr. Gamper for "good reason" (in each case, as these terms are defined in the retention agreement)), without the written consent of the board of directors of Tyco (A) engage or be interested in any business in the U.S. which is in competition with any lines of business actively being conducted by CIT on the date of termination; (B) hire any person who was employed by CIT or its affiliates within the six-month period preceding the date of such hiring or solicit, entice, persuade or induce any person or entity doing business with CIT or its affiliates to terminate such relationship or to refrain from extending or renewing the same, and
(C) disparage or publicly criticize Tyco or CIT or any of their affiliates.

    The retention agreements of Messrs. Hallman, Leone, Marsiello and Zdanow provide that, under certain circumstances, upon a termination of employment each will be entitled to receive: (i) the sum of (1) his annual base salary through the termination date and (2) a prorated average annual bonus (as defined in the agreement) based on the number of days in the fiscal year until termination; and
(ii) the sum of (1) the greater of (x) the annual base salary payable for the remainder of the retention agreement, or (y) two times the annual base salary, and (2) two times the average annual bonus. Assuming the termination occurred on June 1, 2002, the amounts that would be paid to Messrs. Hallman, Leone, Marsiello and Zdanow pursuant to these provisions if their employment were terminated are $2,100,000, $1,983,000, $2,013,000 and $2,153,000, respectively.
These amounts do not include any related tax payments that would be payable under the agreements. Further, the options and restricted stock granted in consideration of the retention agreement shall vest at the earlier of the vesting dates specified in the award agreements, or subject to compliance with the Confidentiality and Competitive Activity Section of the retention agreement, the second anniversary of the termination. Each of them will also receive life insurance and medical, dental and disability benefits for up to two years after termination, any other amounts or benefits required to be paid or provided (to the extent not paid), two additional years of age and service credit under all relevant company retirement plans, and outplacement services.

    With respect to Messrs. Hallman, Leone, Marsiello and Zdanow, the retention agreements provide that each of them will not, while employed by CIT under the retention agreement and for one year after termination (two years in the case of termination by CIT without "cause" or by the executive for "good reason" (in each case, as these terms are defined in the retention agreements)), without the written consent of the board of directors of Tyco (A) engage or be interested in any business in the world which is in competition with any lines of business actively being conducted by CIT on the date of termination; (B) hire any person who was employed by CIT within the six-month period preceding the date of such hiring or solicit, entice, persuade or induce any person or entity doing business with the Company to terminate such relationship or to refrain from extending or renewing the same, and (C) disparage or publicly criticize Tyco or CIT or any of their affiliates.

    In the event Mr. Gamper or the other Named Executive Officers become subject to excise taxes under Section 4999 of the Internal Revenue Code, each retention agreement provides a gross up payment equal to the amount of such excise taxes.

RETIREMENT PLAN AND SUPPLEMENTAL RETIREMENT PLAN

    The CIT Group Inc. Retirement Plan (the "Retirement Plan") covers officers and salaried employees who have one year of service and have attained age 21. We also maintain a Supplemental Retirement Plan for employees whose benefit in the Retirement Plan is subject to the Internal Revenue Code limitations.

    The Retirement Plan was revised in 2000 with a new "cash balance" formula which became effective January 1, 2001. Under this new formula, the member's accrued benefits as of December 31,

2000 were converted to a lump sum amount and each year thereafter the balance is to be credited with a percentage of the member's "Benefits Pay" (comprised of base salary, plus certain annual bonuses, sales incentives and commissions) depending on years of service as follows:

  YEARS OF SERVICE             % OF "BENEFITS PAY"
  ----------------            ---------------------
      1-9                               5
     10-19                              6
     20-29                              7
30 or more.....                         8

    These balances are also to receive annual interest credits, subject to certain government limits. For 2001, the interest credit was 7.00% and for 2002 it will be 5.76%. Upon termination after five years of employment or retirement, the amount credited to a member is to be paid in a lump sum or converted into an annuity. Certain eligible members had the option of remaining under the Plan formula as in effect prior to January 1, 2001.

    Messrs. Gamper, Hallman, Leone, Marsiello and Zdanow are earning benefits under the "cash balance" formula effective January 1, 2001. The following table shows the estimated annual retirement benefits (including the benefit under the Supplemental Retirement Plan) which would be payable to each individual if he retired at normal retirement age (age 65) at his 2001 "benefits pay." The projected amounts include annual interest credits at 5.76%.

NAME                               YEAR OF NORMAL RETIREMENT   ESTIMATED ANNUAL BENEFIT
----                               -------------------------   ------------------------
Albert R. Gamper, Jr.............            2007                      $536,100
Thomas B. Hallman................            2017                      $137,100
Joseph M. Leone..................            2018                      $197,900
Lawrence A. Marsiello............            2015                      $215,200
Nikita Zdanow....................            2002                      $162,300

EXECUTIVE RETIREMENT PLAN

    The Named Executive Officers are participants under the Executive Retirement Plan. The benefit provided is life insurance equal to approximately three times salary during such participant's employment, with a life annuity option payable monthly by us upon retirement. The participant pays a portion of the annual premium and we pay the balance on behalf of the participant. We are entitled to recoup our payments from the proceeds of the policy in excess of the death benefit. Upon the participant's retirement, a life annuity will be payable out of our current income and we anticipate recovering the cost of the life annuity out of the proceeds of the insurance policy payable upon the death of the participant.

    In addition to the table of pension benefits shown above, we are conditionally obligated to make annual payments under the Executive Retirement Plan in the amounts indicated to the Named Executive Officers at retirement:
Mr. Gamper, $463,130; Mr. Hallman, $193,312; Mr. Leone, $217,405;
Mr. Marsiello, $228,119; and Mr. Zdanow, $238,650.

OTHER EMPLOYEE BENEFITS

    We maintain a defined contribution plan with a 401(k) feature. In addition, we maintain a supplemental unfunded defined contribution plan for employees in a grandfathered defined benefit plan.

    Retiree medical and dental coverage is offered on a contributory basis to certain eligible employees who meet the age and service requirements.

EMPLOYEE STOCK PURCHASE PLAN

    We have adopted an employee stock purchase plan for all employees customarily employed at least 20 hours per week. The plan is available to employees in the United States and to certain international employees. Employees who enroll in the plan may purchase shares quarterly through payroll deductions from their base salary at a purchase price equal to 85% of the fair market value of our common stock on either the first business day or the last business day of the quarterly offering period, whichever is lower. The amount of common stock that may be purchased by a participant through the plan is generally limited to $25,000 per year. The plan authorizes the sale of up to 1,000,000 shares of our common stock.


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